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                                                                       EXHIBIT 4


NUMBER                                                                   SHARES
 6104                                                                    6000000


                        FUTURE EDUCATIONAL SYSTEMS, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


PAR VALUE $0.01                                            CUSIP NO. 36114A 10 4
COMMON STOCK


THIS CERTIFIES THAT       ASEAN COMMERCIAL HOLDINGS LTD    3016    1103


is the owner of                     6000000


                  FULLY PAID AND NON-ASSESSABLE SHARES OF THE
                    COMMON STOCK PAR VALUE OF $0.01 EACH OF

                        FUTURE EDUCATIONAL SYSTEMS, INC.


transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


       /s/ ROY RAYO                     DATED: 08/28/2001

        PRESIDENT                       Countersigned and Registered:

/s/ CLAUDINE O. MONTENEGRO                        SIGNATURE STOCK TRANSFER, INC.
                                                 (Addison, Texas) Transfer Agent

        SECRETARY                       By [Signature Illegible]

                                                            Authorized Signature


                               FUTURE EDUCATIONAL
                                 SYSTEMS, INC.

                                     [SEAL]

                                     NEVADA